Exhibit 4.8

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into on May 1, 2024, among The Boeing Company (the “Company”) and Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, acting as representatives (the “Representatives”) of the several initial purchasers listed on Schedule I hereto (the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement, dated April 29, 2024, among the Company and the Representatives on behalf of the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $1,000,000,000 principal amount of its 6.259% Senior Notes due 2027 (the “2027 Notes”), $1,500,000,000 principal amount of its 6.298% Senior Notes due 2029 (the “2029 Notes”), $1,000,000,000 principal amount of its 6.388% Senior Notes due 2031 (the “2031 Notes”), $2,500,000,000 principal amount of its 6.528% Senior Notes due 2034 (the “2034 Notes”), $2,500,000,000 principal amount of its 6.858% Senior Notes due 2054 (the “2054 Notes”) and $1,500,000,000 principal amount of its 7.008% Notes due 2064 (the “2064 Notes” and, together with the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes and 2054 Notes, the “Securities”).

In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities of each series for Registrable Securities of such series pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean notes of a series issued by the Company under the Indenture containing terms identical to the applicable series of Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from May 1, 2024 and (ii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Securities of such series in exchange for Securities pursuant to the Exchange Offer for such series.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers (as defined in Section 4(a) hereof).

“Indenture” shall mean the Indenture, dated February 1, 2003, as supplemented by a first supplemental indenture, dated as of the Closing Date, each between the Company and the Trustee.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be affiliates of the Company solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional debt securities of the same class as any of the Securities, other than Securities issued in transactions registered under the 1933 Act, under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional debt securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in (or, pursuant to the rules and regulations of the 1933 Act, deemed a part of) a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated or deemed by the securities laws to be incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities are exchanged for Exchange Securities in the Exchange Offer, (ii) when a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (iii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) when such Securities shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all properly documented out-of-pocket fees and expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one firm of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, if applicable, (vi) the fees and disbursements of the Trustee and its counsel and any depositary for book-entry Securities, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and reasonably satisfactory to the Company (which counsel may also be counsel for the Initial Purchasers)) and (viii) the fees and disbursements of the independent public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement), including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed by securities laws to be incorporated by reference therein.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all or a portion of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed by securities laws to be incorporated by reference therein.

“Staff” shall have the meaning set forth in Section 2(a) hereof.

“TIA” shall have the meaning set forth in Section 3 hereof.

“Target Registration Date” shall mean May 1, 2025.

“Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, as trustee, or any successor thereto.

“Underwriter” shall have the meaning set forth in Section 3 hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC (the “Staff”), the Company shall use commercially reasonable efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer for each series promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its commercially reasonable efforts to have the Exchange Offer for such series consummated not later than 90 days after such effective date. The Company shall commence the Exchange Offer for each series by sending the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities of such series validly tendered and not validly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is sent, or longer if required by applicable law) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

(iv) that Holders electing to have a Registrable Security of a series exchanged pursuant to the Exchange Offer for such series will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address specified in the notice or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date (the “Withdrawal Deadline”); provided, however, that, if any of the Registrable Securities are in book-entry form, such Prospectus and accompanying documents shall also specify how the surrender of such Securities is to be effected in accordance with applicable book-entry procedures; and

(v) that Holders will be entitled to withdraw their election, not later than the Withdrawal Deadline, by (A) sending to the institution and at the address specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, such other information as may reasonably be required to identify such Securities to be withdrawn and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As soon as practicable after the last Exchange Date with respect to an Exchange Offer for Registrable Securities of a series, the Company shall:

(1) accept for exchange Registrable Securities of such series or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer; and

(2) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities of such series or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security of such series equal in principal amount to the principal amount of the Registrable Securities of such series surrendered by such Holder; provided that if any of the Registrable Securities are in book-entry form, the Company shall, in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC.

Each Holder that participates in the Exchange Offer, as a condition to participation in the Exchange Offer, will be required to represent to the Company in writing (which may be contained in the applicable letter of transmittal) that at the time of consummation of the Exchange Offer: (i) any Exchange Securities received in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities; (ii) such Holder has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities within the meaning of the 1933 Act; (iii) such Holder is not an “affiliate” (as defined in Rule 405 of the 1933 Act) of the Company; (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the 1933 Act (including, but not limited to, the prospectus delivery requirements thereunder).

(b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff, (ii) the Exchange Offer is not, for any other reason, consummated on or prior to the Target Registration Date or (iii) any Holder of Registrable Securities of the applicable series notifies the Company prior to the consummation of the Exchange Offer that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (C) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company, then the Company shall use its commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or notice is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities of such series (other than those who fail to comply with the immediately preceding paragraph and Section 3(b) hereof) and to have such Shelf Registration Statement declared effective by the SEC promptly. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall use its commercially reasonable efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer. The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for a period of one year from the Closing Date or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities within the meaning of this Agreement (the “Shelf Registration Period”). The Company further agrees to supplement or amend the Shelf Registration Statement and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement or Free Writing Prospectus to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after such supplement or amendment is used or filed with the SEC; provided that the Company shall be deemed to have furnished such amendment or supplement if the Company shall have made such amendment or supplement available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

(c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement and any other expenses incurred by it that are not Registration Expenses.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or become effective automatically upon filing; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. In the event (1) the Exchange Offer is not consummated on or prior to the Target Registration Date, (2) the Shelf Registration Statement, if required pursuant to Section 2(b), is not declared effective on or prior to the Target Registration Date, or (3) in the case of a Shelf Registration Statement, it becomes effective and thereafter ceases to be effective or usable (x) at any time during the Shelf Registration Period and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period or (y) on more than two occasions in any 12-month period during the Shelf Registration Period (each such event referred to in clauses (1), (2) and (3), a “Registration Default”) then with respect to the first 90-day period immediately following the occurrence of such Registration Default, the interest rate on the Registrable Securities of the applicable series will be increased by 0.250% per annum and will increase by an additional 0.250% per annum on the principal amount of Securities with respect to each subsequent 90-day period, up to a maximum amount of additional interest of 0.500% per annum (“Additional Interest”). Additional Interest, if any, will be paid by the Company on each interest payment date to Holders in the same manner as payments of interest on the Securities. A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (i) in the case of a Registration Default under clause (1) of the definition thereof, when the Exchange Offer for such series is completed or the Shelf Registration Statement covering such Registrable Securities becomes effective, (ii) in the case of a Registration Default under clause (2) of the definition thereof, when the Shelf Registration Statement becomes effective or (iii) in the case of a Registration Default under clause (3) of the definition thereof, when the Shelf Registration Statement again becomes effective and usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date on which there is no Registration Default. A Holder of Registrable Securities or Exchange Securities who is not entitled to the benefits of the Shelf Registration Statement (including because such Holder has failed to comply with the paragraph immediately preceding paragraph (b) of Section 2 and Section 3(b) hereof) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement. Notwithstanding anything to the contrary contained herein, the Additional Interest is the sole and exclusive remedy available to Holders due to a Registration Default, so long as the Company is acting in good faith hereunder, including, without limitation, with respect to satisfying its obligations.

(e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures.

(a) In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(a)(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) in the case of a Shelf Registration, use its commercially reasonable efforts, upon written request, to furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto as such Holder, counsel or Underwriter may reasonably request in writing, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv) use its commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or other entity (or otherwise qualify to do business) or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(iv), (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(v) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such counsel, confirm such notice in writing (A) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, or when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (B) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g) under the 1933 Act, (D) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of securities under the Shelf Registration Statement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus or Free Writing Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be required;

(vi) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the resolution of any objection of the SEC pursuant to Rule 401(g) under the 1933 Act as promptly as practicable and provide prompt notice to each Holder of the withdrawal of any such order or such resolution;

(vii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested); provided, that the Company shall be deemed to have furnished such Registration Statement and any post-effective amendment if it shall have made such Registration Statement or post-effective amendment available on EDGAR;

(viii) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

(ix) upon the occurrence of any event contemplated by Section 3(a)(v)(E) hereof, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement, the related Prospectus, any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders and any Participating Broker-Dealers and to suspend use of the Prospectus or any Free Writing Prospectus, as applicable, as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus or Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus to correct such misstatement or omission;

(x) at a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or Free Writing Prospectus (other than any document which is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement), provide copies of such document to the Initial Purchasers and their counsel (if the Initial Purchasers hold any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) and consistent with past practice of the Company, available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus, any Free Writing Prospectus or any amendment of or supplement to a Registration Statement, a Prospectus, any Free Writing Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus or Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (if the Initial Purchasers hold any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law;

(xi) obtain a CUSIP number for all Exchange Securities of each series or Registrable Securities of each series, as the case may be, not later than the effective date of a Registration Statement;

(xii) if applicable, cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Majority Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company relevant thereto, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, Underwriter, attorney or accountant to conduct reasonable investigation within the meaning of Section 11 of the 1933 Act in connection with a Shelf Registration

Statement; provided that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one counsel designated by and on behalf of such parties; and provided, further, that if any such information is identified by the Company as being confidential or proprietary (it being understood that the Company will not provide any information that constitutes or could reasonably be expected to constitute material non-public information concerning the Company), each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information.

(xiv) in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which the Securities are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xv) use its commercially reasonable efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Section 3(a)(62) of the 1934 Act), to the extent such agencies rate the Securities;

(xvi) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such filing;

(xvii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the 1933 Act and to retain (in accordance with the requirements of the 1933 Act) any Free Writing Prospectus not required to be filed; and

(xviii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith as may be reasonably requested or required (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus, Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by the Company and its predecessors in underwritten offerings and confirm the same if and when requested, (ii) obtain customary opinions and negative assurance statements of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired or to be acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. No Holder of Registrable Securities may include its Registrable Securities in such Shelf Registration Statement unless and until such Holder furnishes such information to the Company. Each Holder including Registrable Securities in a Shelf Registration Statement shall agree to furnish promptly to the Company all information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities required to make the information previously furnished to the Company by such Holder not materially misleading.

(c) In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v)(C), Section 3(a)(v)(E) or Section 3(a)(v)(F) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 3(a)(ix) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any notice in accordance with this Agreement to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company may give any such notice only upon reasonable determination that such suspension is appropriate in light of the event giving rise to such suspension and shall use commercially reasonable efforts to file such amendments or supplements or take other steps necessary to resume dispositions as soon as reasonably practicable, in the Company’s determination.

(d) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

(e) No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(c)), if requested by one or more Participating Broker-Dealer, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Initial Purchaser and Holder, their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), each of their respective directors and officers and each Person who controls any Initial Purchaser or Holder within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser, Holder, Affiliate or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, Prospectus and any Free Writing Prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each such Initial Purchaser, Holder, Affiliate and each such controlling person, for any legal or other expenses reasonably incurred by such Initial Purchaser, Holder, Affiliate and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to such Initial Purchaser, Holder, Affiliate and each such controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser or any selling Holder specifically for inclusion therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and their respective Affiliates, the other selling Holders, each of the Company’s directors and each of the Company’s officers who signs the Registration Statement, and each Person who controls the Company, any Initial Purchaser or any selling Holder within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity to each Initial Purchaser and Holder contained in paragraph (a) above, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5, except to the extent the indemnifying party has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the request is being disputed in good faith. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If recovery is not available under the foregoing indemnification provisions of this Section 5, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving the Securities or Exchange Securities registered under the 1933 Act on the other hand, the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Holder agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Holders were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Holder shall be required to make contribution hereunder which in the aggregate exceeds the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement, less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Holders’ respective obligations to contribute are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement and not joint. For purposes of this Section 5, each person who controls a Holder within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of a Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any of their Affiliates, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents and agrees that (i) it has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof; and (ii) the rights granted to the Holders hereunder do not in any way materially conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; provided, further, however, that the foregoing consent requirement shall not apply for such changes that the Company determines to make, which are for the benefit of the Holders, do not have any impact on the Holders or are otherwise of a ministerial nature.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail with return receipt requested, telex, fax, electronic mail or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the date the return receipt is executed, if mailed; when answered back, if telexed; when receipt is acknowledged or proof of receipt is obtained, if faxed or emailed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Securities. The Company shall not, and shall use its commercially reasonable efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

(f) Third-Party Beneficiary. The Holders shall be third-party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

THE BOEING COMPANY

By:	/s/ David R. Whitehouse
Name: David R. Whitehouse
Title: Senior Vice President and Treasurer

[Signature Page to the Registration Rights Agreement]

CONFIRMED AND ACCEPTED AS OF THE DATE

HEREOF

CITIGROUP GLOBAL MARKETS INC.

ACTING ON BEHALF OF ITSELF AND THE OTHER

SEVERAL INITIAL PURCHASERS NAMED IN

SCHEDULE I HERETO.

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

CONFIRMED AND ACCEPTED AS OF THE DATE

HEREOF

BOFA SECURITIES, INC.

ACTING ON BEHALF OF ITSELF AND THE OTHER

SEVERAL INITIAL PURCHASERS NAMED IN

SCHEDULE I HERETO.

By:	BOFA SECURITIES, INC.

By:	/s/ Chris Cote
Name: Chris Cote
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

CONFIRMED AND ACCEPTED AS OF THE DATE

HEREOF

J.P. MORGAN SECURITIES LLC

ACTING ON BEHALF OF ITSELF AND THE OTHER

SEVERAL INITIAL PURCHASERS NAMED IN

SCHEDULE I HERETO.

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

[Signature Page to the Registration Rights Agreement]

CONFIRMED AND ACCEPTED AS OF THE DATE

HEREOF

WELLS FARGO SECURITIES, LLC

ACTING ON BEHALF OF ITSELF AND THE OTHER

SEVERAL INITIAL PURCHASERS NAMED IN

SCHEDULE I HERETO.

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

SCHEDULE I

INITIAL PURCHASERS

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

MUFG Securities Americas Inc.

SG Americas Securities, LLC

Commerz Markets LLC

Santander US Capital Markets LLC

ANZ Securities Inc.

Lloyds Securities Inc.

PJT Partners LP

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

Academy Securities, Inc.

Loop Capital Markets LLC

Siebert Williams Shank & Co., LLC